UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017 (September 13, 2017)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16633	84-1460811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado 80301

(Address of principal executive offices, including Zip Code)

(303) 381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01      Entry into a Material Definitive Agreement.

On September 14, 2017, Array entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several Underwriters named therein (collectively, the “Underwriters”).  Subject to the terms and conditions of the Underwriting Agreement, Array agreed to sell to the Underwriters, and the Underwriters agreed to purchase from Array, an aggregate of 20,930,232 shares of Array’s authorized but previously unissued common stock, par value $0.001 (“Common Stock”), at a public offering price of $10.75 per share, less underwriting discounts and commissions.  The resulting net proceeds to Array from this Common Stock offering are expected to be approximately $211.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by Array. Array has also granted the Underwriters a 30-day option to purchase up to an aggregate of 3,139,534 additional shares of Common Stock.  The Underwriters’ obligations to purchase the shares is subject to the satisfaction of certain customary closing conditions, including receipt of legal opinions and approval of legal matters by their respective counsels.  Array has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to the payments the Underwriters may be required to make in respect of these liabilities.

The closing of the sale of 20,930,232 of the shares is scheduled to occur on or about September 19, 2017.  The shares are being offered and sold pursuant to a shelf registration statement on Form S-3 (Registration No. 333-220443) that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on September 13, 2017.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

A copy of the legal opinion of Ballard Spahr LLP relating to the legality of the issuance and sale of the shares is filed herewith as Exhibit 5.1.

Item 8.01      Other Events.

On September 13, 2017, Array issued a press release announcing the commencement of the offering described in Item 1.01 above. On September 14, 2017, Array issued a subsequent press release announcing the pricing of the offering.  Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated by reference herein.

Forward-Looking Statements

This current report contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion, timing and size of the proposed offering and other statements that are other than statements of historical facts. These statements involve significant risks and uncertainties. Because these statements reflect our current expectations concerning future events, actual events could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to: the risk that the financing may be delayed or may not occur due to market or other conditions and the satisfaction of customary closing conditions related to the proposed public offering. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of Array’s most recent Annual Report on Form 10-K, in our other periodic reports and filings with the SEC and in the prospectus supplement related to the offering. We caution investors not to place undue reliance on the forward-looking statements contained in this current report. All forward-looking statements are based on information currently available to Array on the date hereof, and we undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this current report, except as required by law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 14, 2017, by and between Array BioPharma Inc. and J.P. Morgan Securities LLC, as representative of the several Underwriters named therein

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in Exhibit 5.1)

99.1	Press Release dated September 13, 2017 titled “Array BioPharma Announces Proposed Public Offering of Common Stock”

99.2	Press Release dated September 14, 2017 titled “Array BioPharma Announces Pricing of Public Offering of Common Stock”

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 14, 2017, by and between Array BioPharma Inc. and J.P. Morgan Securities LLC, as representative of the several Underwriters named therein

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in Exhibit 5.1)

99.1	Press Release dated September 13, 2017 titled “Array BioPharma Announces Proposed Public Offering of Common Stock”

99.2	Press Release dated September 14, 2017 titled “Array BioPharma Announces Pricing of Public Offering of Common Stock”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 15, 2017	Array BioPharma Inc.

		By:	/s/ Jason Haddock
Jason Haddock
Chief Financial Officer